UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVAXIS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Advaxis Issues Letter and Video Message to Stockholders Regarding Upcoming Special Meeting

Company releases video message highlighting strategic rationale and benefits of proposed Biosight transaction for Advaxis stockholders

Advaxis urges stockholders to vote “FOR” all of the proposals at the special meeting in order to best position the company to build long term stockholder value

MONMOUTH JUNCTION, N.J., Nov. 4, 2021 (GLOBE NEWSWIRE) — Advaxis, Inc. (Nasdaq: ADXS), a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, today issued the following statement to stockholders:

Dear Fellow Advaxis Stockholders:

I am writing to provide you with information and resources to help demonstrate the compelling benefits of the Company’s proposed merger with Biosight. We believe that the proposed Biosight transaction can generate significant value for Advaxis stockholders. The combined company will be better capitalized and well-positioned to advance a broader portfolio of drug candidates aimed at addressing both liquid and solid tumors. The closing of the transaction is contingent upon, among other things, the approval of Advaxis’ stockholders at the Special Meeting scheduled for November 16, 2021.

Please watch this video, also available on the Advaxis website, which we prepared to provide you with some additional important information about the merits of the Biosight transaction to help inform your voting decision.

In addition, a leading independent proxy advisory firm, ISS, has recommended that stockholders vote “FOR” all of the proposals at the special meeting, citing Advaxis’ “thorough strategic review process” and “logical” rationale for the Biosight transaction. These items are described in detail in the proxy materials the Company has sent to our stockholders. We strongly urge you to vote today in support of the merger and related proposals.

Thank you for attention to this matter.

Kenneth A. Berlin

President and Chief Executive Officer

and Interim Chief Financial Officer

How to Vote

To vote, or if you have already voted and would like to change your vote, or if you have any questions or need assistance voting your shares, please call the firm assisting us with the solicitation of proxies:

Kingsdale Advisors

1-888-508-1560 (toll free)

contactus@kingsdaleadvisors.com

About Advaxis, Inc.

Advaxis, Inc. is a clinical-stage biotechnology company focused on the development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors.

To learn more about Advaxis, visit www.advaxis.com and connect on Twitter, LinkedIn, Facebook and YouTube.

Important Information about the Merger and Where to Find It

This press release contains information that relates to a proposed transaction between the Company and Biosight Ltd. (“Biosight”) pursuant to the Agreement and Plan of Merger and Reorganization, dated July 4, 2021 by and among the Company, Biosight and other parties referenced therein (the “Merger Agreement”), the Company filed with the SEC a definitive proxy statement / prospectus contained in a registration statement on Form S-4, as amended, and the Company has mailed the definitive proxy statement / prospectus and other relevant documentation to Company stockholders. This document does not contain all the information that should be considered concerning the proposed transaction. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination. Advaxis stockholders and other interested persons are advised to read the definitive proxy statement / prospectus in connection with the solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these materials contain important information about Biosight, Advaxis and the proposed transaction. The definitive proxy statement / prospectus was mailed to Advaxis stockholders of record as of September 19, 2021. Stockholders are also able to obtain a copy of the definitive proxy statement / prospectus free of charge at the Company’s website at www.advaxis.com or by written request to the Company at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ, Attention: Igor Gitelman, VP of Finance and Chief Accounting Officer.

Completion of the proposed transactions is subject to approval by the stockholders of Advaxis, Inc. and certain other conditions. The proposed business combination is expected to close shortly after the special meeting assuming all conditions are met.

Participants in the Solicitation

The Company and Biosight and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction will be set forth in the definitive proxy statement/prospectus filed with the SEC regarding the proposed transaction. Stockholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; the failure of either party to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals; uncertainties as to the timing of the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the Company’s history of net operating losses and uncertainty regarding its ability to achieve profitability; expected clinical development of the Company’s drug product candidates, statements about the Company’s balance sheet position, including the sufficiency of the Company’s cash and cash equivalents to fund its obligations into the future, and statements related to the goals, plans and expectations for the Company’s ongoing clinical studies. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, the definitive proxy statement on Schedule 14A, filed on October 29, 2021, its Annual Report on Form 10-K, filed on January 22, 2021, and its periodic reports on Form 10-Q and Form 8-K. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contact:

Tim McCarthy, LifeSci Advisors, LLC

917.679.9282

tim@lifesciadvisors.com